UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Term Note

On June 19, 2007, StockerYale, Inc. (the “Company”) and Laurus Master Fund, Ltd. (“Laurus”) entered into a Note Amendment Agreement (the “Amendment”) to the secured term note issued by the Company to Laurus on December 30, 2005 (the “December Note”). The Amendment extended the maturity date of the December Note from December 30, 2008 to June 30, 2010. The Amendment also reduced the monthly payments of principal and interest payable by the Company on the December Note from $121,212 to $60,000.

Securities Purchase Agreement

On June 19, 2007, in connection with the Amendment, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Laurus under which the Company borrowed $2,318,180 and issued a Secured Term Note (the “Note”) to Laurus. The Note is due on June 30, 2010. The Company agreed to make monthly payments of principal and interest on the Note beginning on July 1, 2007. The outstanding principal on the Note accrues interest at an annual rate of 2% above the prime rate, subject to a minimum annual interest rate of 8% (subject to certain adjustments). The Company may elect to prepay the Note provided that (i) if such prepayment occurs during the first year of the date of issuance, the Company shall pay a 15% prepayment penalty, (ii) if such prepayment occurs during the second year of the date of issuance, the Company shall pay a 10% prepayment penalty and (iii) if such prepayment occurs during the third year of the date of issuance, the Company shall pay a 5% prepayment penalty. Laurus holds a security interest in certain assets of the Company.

Under the Securities Purchase Agreement, the Company sold and issued to Laurus an aggregate of 300,000 shares of common stock of the Company at a per share purchase price of $.01, for an aggregate purchase price of $3,000. The Company will use the net proceeds from the Securities Purchase Agreement for general corporate purposes.

The Company and Laurus also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on June 19, 2007, under which the Company agreed to register the shares of common stock for resale under the Securities Act of 1933, as amended.

The foregoing descriptions of the Amendment, the Securities Purchase Agreement, the Note, the Registration Rights Agreement and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Note and the Securities Purchase Agreement and the indebtedness incurred thereunder is contained in, or incorporated by reference from, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Securities Purchase Agreement and the Note filed or incorporated by reference as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The shares of common stock issued and sold pursuant to the Securities Purchase Agreement were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

(d)	The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: June 22, 2007	By:	/s/ Marianne Molleur
Marianne Molleur Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of June 19, 2007, by and between StockerYale, Inc. and Laurus Master Fund, Ltd.

10.2	Registration Rights Agreement, dated as of June 19, 2007, by and between StockerYale, Inc. and Laurus Master Fund, Ltd.

10.3	Note Amendment Agreement, dated as of June 19, 2007, by and between StockerYale, Inc. and Laurus Master Fund, Ltd.

10.4	Secured Term Note, dated as of June 19, 2007, issued by StockerYale, Inc. to Laurus Master Fund, Ltd.